Exhibit 99.1

             Geron Corporation Reports 2005 Second Quarter
                     Financial Results and Events


    MENLO PARK, Calif.--(BUSINESS WIRE)--Aug. 5, 2005--Geron Corporation (Nasdaq:GERN) today reported financial results for the three and six months ended June 30, 2005.
    For the second quarter of 2005, the company reported a net loss of $3.1 million or $(0.06) per share compared to $8.9 million or $(0.20) per share in the second quarter of 2004. Net loss for the first six months of 2005 was $12.8 million or $(0.23) per share compared to $60.6 million or $(1.41) per share for the same period in 2004.
    Revenues for the second quarter of 2005 were $4.7 million compared to $366,000 for the comparable period in 2004. Revenues for the first six months of 2005 were $4.7 million compared to $614,000 for the comparable period in 2004. The increase in revenues in 2005 primarily reflected the receipt of an upfront payment of $4 million in conjunction with the transfer of intellectual property rights related to nuclear transfer for use in animal cloning to the company's new joint venture, stART Licensing, Inc.
    Operating expenses for the second quarter of 2005 were $8.6 million compared to $9.5 million for the comparable period in 2004. The decrease in research and development expenses was the net result of reduced purchases of materials to produce supplies of GRN163L offset by increased consulting costs for clinical and regulatory matters and higher personnel-related costs. The decrease in general and administrative expenses in the second quarter of 2005 was primarily the result of lower external accounting costs associated with compliance with the Sarbanes-Oxley Act.
    Operating expenses for the first six months of 2005 were $19.0 million compared to $61.8 million for the comparable period in 2004. Operating expenses in 2004 included a non-cash charge of $45.2 million related to the acquisition of technology rights from Merix Bioscience, Inc. (now Argos Therapeutics, Inc.). Excluding that charge, the company's overall research and development expenses increased in 2005 as a net result of higher personnel-related costs, reduced purchases of materials to produce supplies of GRN163L and increased consulting costs for clinical and regulatory matters. The increase in the company's general and administrative expenses for the first six months of 2005 was primarily due to a non-cash charge for the fair value of a warrant issued to a consultant.

    Second Quarter 2005 Highlights:

    -- Geron Corporation and Exeter Life Sciences, Inc. formed stART Licensing, Inc., a new joint venture company that will manage and license a broad portfolio of intellectual property rights related to animal reproductive technologies.

    -- Geron Corporation presented new data from preclinical studies of its telomerase inhibitor drug, GRN163L, at the American Association for Cancer Research (AACR) 2005 Annual Meeting in Anaheim, California. Reported were updates on various IND-enabling efficacy and safety studies, as well as new data on the combined use of GRN163L with VELCADE(R) in an animal model of human multiple myeloma.

    -- Geron received $4 million of proceeds from the sale of common stock and warrants to investors in Hong Kong, in connection with the formation of TA Therapeutics, Ltd. in the first quarter of 2005.

    -- Geron's collaborators published studies in the Journal of Experimental Medicine demonstrating that hematopoietic stem cells (HSCs) derived from human embryonic stem cells (hESCs) can establish hematopoiesis in mouse models, leading to production of all major human blood cell types. These results document the potential of differentiated hESCs to survive and establish functional tissue in vivo and have positive implications for strategies to promote therapeutic graft acceptance without the use of long-term immunosuppression.

    -- Geron's collaborators published research results in the Journal of Neuroscience showing that oligodendrocyte progenitors, differentiated from hESCs, produce functional improvements in rats with spinal cord injuries. These studies provide proof of concept for the therapeutic potential of differentiated hESCs in the treatment of neurological disorders such as spinal cord injury.

    -- Geron scientists and collaborators published studies in Fertility and Sterility which show that hESCs can be derived without the use of animal cell feeders. No animal-derived serum was used during the culture of the new lines.

    -- The U.S. Food and Drug Administration (FDA) granted clearance to initiate clinical testing of Geron's lead anti-cancer compound, GRN163L, in patients with chronic lymphocytic leukemia (CLL). The company filed its first Investigational New Drug Application (IND) for GRN163L in April 2005.

    -- Geron collaborators published data in Oncogene on cell and animal testing of GRN163L, its telomerase inhibitor anti-cancer drug. The results describe (1) the synthesis and structure of GRN163L, (2) its potency for inhibiting telomerase in multiple types of human cancer cells in culture,
        (3) its ability to trigger telomere shortening and tumor cell death, and (4) its in vivo uptake by tumor tissue and the resulting telomerase inhibition within the cancer cell.

    -- Geron's scientists published studies in Biotechnology and Bioengineering which show that hESCs can be cultured at scale in chemically defined serum-free medium without the use of animal-derived products or feeder cells. This achievement marks an important milestone in the development of high quality production systems for the manufacture of hESC-derived cells for therapeutic use.

    -- Geron's collaborators published studies in Blood showing that hematopoietic cells can be derived from human embryonic stem cells (hESCs) maintained in a simple culture system without feeders or conditioned medium. This work shows that hESCs can be propagated in a culture system appropriate for the efficient manufacture of therapeutically relevant cells.

    -- In 12 presentations from Geron scientists and collaborators at the International Society for Stem Cell Research (ISSCR) annual meeting in San Francisco, progress on the derivation of new hESC lines, along with the differentiation, characterization, transplantation, and manufacture of cells relevant for drug development and therapeutic applications were reported.

    Geron is a biopharmaceutical company developing and commercializing three groups of products: i) therapeutic products for oncology that target telomerase; ii) pharmaceuticals that activate telomerase in tissues impacted by senescence, injury or degenerative disease; and iii) cell-based therapies derived from its human embryonic stem cell platform for applications in multiple chronic diseases.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, need for future capital, dependence on collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended June 30, 2005.

    Financial table follows.


                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

(In thousands, except     THREE MONTHS ENDED       SIX MONTHS ENDED
 share and per share           JUNE 30,                JUNE 30,
 amounts)                  2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Revenues from
 collaborative
 agreements            $       51  $        -  $       51  $        -
License fees and
 royalties                  4,620         366       4,679         614
                       ----------- ----------- ----------- -----------
   Total revenues           4,671         366       4,730         614

Operating expenses:
  Research and
   development              6,824       7,481      13,297      13,199
  Acquired in-process
   research technology          -           -           -      45,150
  General and
   administrative           1,744       2,053       5,693       3,444
                       ----------- ----------- ----------- -----------
 Total operating
  expenses                  8,568       9,534      18,990      61,793
                       ----------- ----------- ----------- -----------
Loss from operations       (3,897)     (9,168)    (14,260)    (61,179)

Interest and other
 income                       998         385       1,845         883
Equity in losses of
 joint venture                (12)          -         (12)          -
Interest and other
 expense                     (171)       (162)       (343)       (332)
                       ----------- ----------- ----------- -----------
Net loss               $   (3,082) $   (8,945) $  (12,770) $  (60,628)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share        $    (0.06) $    (0.20) $    (0.23) $    (1.41)
                       =========== =========== =========== ===========
Weighted average
 shares used in
 calculation of basic
 and diluted net loss
 per share             55,301,745  45,264,590  54,738,464  42,857,203
                       =========== =========== =========== ===========


                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                               JUNE 30,   DECEMBER 31,
(In thousands)                                   2005         2004
                                             ------------ ------------
                                             (Unaudited)    (Note 1)
Current assets:
  Cash, restricted cash and cash equivalents $    22,514  $    10,376
  Marketable securities                          104,525      110,118
  Interest and other receivables                   1,813        1,550
  Other current assets                             3,320        2,733
                                             ------------ ------------
Total current assets                             132,172      124,777

Property and equipment, net                        2,087        2,089
Deposits and other assets                          2,926        3,876
Intangible assets                                    754        1,131
                                             ------------ ------------
                                             $   137,939  $   131,873
                                             ============ ============

Current liabilities                          $     5,613  $     8,458
Noncurrent liabilities                               458        1,352
Stockholders' equity                             131,868      122,063
                                             ------------ ------------
                                             $   137,939  $   131,873
                                             ============ ============

    Note 1: Derived from audited financial statements included in Geron's Annual Report on Form 10-K, filed with the SEC.



    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765